Exhibit 10.1

                     TERMINATION AGREEMENT AND GENERAL RELEASE

      This Termination Agreement and General Release ("Agreement") is made and entered into this 20 day of March, 2006 (the "Effective Date"), by and between Brainstorm Cell Therapeutics Ltd. ("Brainstorm Ltd."), a company incorporated under the laws of the State of Israel and maintaining its principal place of business at Petach Tikva, Israel, Brainstorm Cell Therapeutics Inc.("Brainstorm Inc."), a company incorporated under the laws of the State of Washington and maintaining its principal place of business at 1350 Avenue of the Americas, New York, NY 10019 (hereinafter Brainstorm Ltd. and Brainstorm Inc., jointly and severally, collectively referred to as the "Company"), and Dr. Yaffa Beck, Israeli I.D. number 0-5103711-7, residing at 7 Gallillee St., Tel-Aviv, Israel ("Executive") (hereinafter collectively referred to as the "Parties" and each individually a "Party").

                                    RECITALS

      WHEREAS, Executive was hired by the Company as its President and Chief Executive Officer pursuant to an employment agreement dated November 8, 2004 (the "Employment Agreement"); and

      WHEREAS, on December 31, 2004, Company granted Executive stock options to purchase 1,828,692 shares of the Company's Common Stock, at a price per share of $0.15, which options shall be issued under the Company's 2004 Global Share Option Plan (the "Plan") and will vest and become exercisable in thirty six (36) equal monthly installments beginning on November 8, 2004; and

      WHEREAS, on November 10, 2005 the Executive resigned from her positions as President and Chief Executive Officer of the Company; and

      WHEREAS, the Company and Executive have agreed to terminate their employment relationship effective February 9, 2006; and

      WHEREAS, the Parties desire to resolve any potential disputes between them with respect to any fact or circumstance known or unknown to them as of the date hereof.

      NOW THEREFORE, in consideration of the covenants and representations contained herein, the Parties hereto agree as follows:

1)    TERMINATION.

      a) The parties hereof mutually agree and covenant that the employment of Executive by the Company is hereby terminated as of February 9, 2006 (hereinafter the "Termination Date").

      b) As of the Termination Date, Executive shall cease to benefit from any benefit plan, program, contract or practice by either Brainstorm Cell Therapeutics Ltd. or Brainstorm Cell Therapeutics Inc. and such shall terminate ipso facto with the termination of her employment, except as otherwise specifically provided herein.

2)    PAYMENTS UPON TERMINATION.

      a) In exchange for Executive's agreement to be bound by the terms of this entire Agreement, including but not limited to the Release of Claims in Section 3, the Company agrees to pay the Executive the following payments and grant the Executive the following rights:

            (1) An aggregate gross payment of $47,355, calculated in accordance with the table attached hereto as Appendix A, from which all applicable statutory deductions and withholdings under Israeli law will be made, which payment shall be paid out in 9 monthly equal installments of $5,000 each starting on March 1, 2006 and one installment of $2,355 payable on December 1, 2006. In the event that the Company raises an aggregate of $1,000,000 through an equity financing transaction in one or more series of transactions (the "Major Investment") at any time after the Termination Date but prior to full payment of the amount hereof, the then total outstanding amount due pursuant to this subsection shall be paid out to Executive within fifteen (15) days of the Company's receipt of the aggregate proceeds (i.e. $1,000,000) from the Major Investment, in one "lump-sum" payment. The Company shall pay the aforementioned sums plus the applicable VAT against the receipt of a tax invoice from Executive. If the payments are remitted in NIS, payments shall be made in accordance with the representative rate of exchange of the U.S. Dollar against the NIS last published by the Bank of Israel immediately prior to the date of payment of the respective installment.

            (2) Out of the total number of options granted to Executive, options to acquire 800,000 shares of Common Stock of the Company at an exercise price of $0.15 per share (the "Stock Options") shall be vested and exercisable for four (4) years from the Termination Date. Executive has no rights, contractual or otherwise, to any additional shares of the Company, options, or rights to receive or purchase any security or instrument of the Company. Any other options are hereby forfeited to the Company and therefore unexercisable as of the date hereof. The Option Agreement dated December 31, 2004 between Company and Executive (the "Option Agreement") is hereby amended and revised by reference. In the event the Company registers shares for other employees of the Company under an S-8 registration or otherwise, the Company hereby undertakes to register the Stock Options in the same manner and under the same terms and conditions, as those offered to management.

            (3) A special conditional one time bonus of $30,000 (the "Bonus") shall be paid to the Executive only in the event that the Company is granted one of the EC research and development grants described in the grant applications attached hereto as Appendix B or any amendment thereof (collectively the "Grants" and each individually a "Grant"). The time of payment of such Bonus shall be on the earlier of: (i) fifteen (15) days of the receipt by Company of an initial payment of such EC grant of at least $50,000 or (ii) fifteen (15) days of the Company's receipt of the aggregate proceeds (i.e. $1,000,000) from the Major Investment. The Company shall pay the aforementioned sum plus the applicable VAT against the receipt of a tax invoice from Executive.

            (4) On the Effective Date, all rights and sums accumulated in Executive's Manager's Insurance Policy no. _________ and Continuing Education Fund (as such terms are defined in the Employment Agreement) shall be released and transferred to Executive, and the Company shall sign standard confirmation and transfer approvals to the applicable insurer to that effect.

      b) Executive acknowledges that the amounts set forth in this Section constitute valid and sufficient consideration for Executive's release of claims and other obligations set forth herein. In the event that none of the Grants is received, Executive hereby waives any rights to payment of said Bonus and/or interest and/or penalty of relief in respect of the non-payment thereof. If any of the Grants is deferred (in terms of time), Executive hereby waives any interest and/or penalty of relief in respect of the deferral thereof. Executive further acknowledges that the Stock Options shall be governed by the applicable terms of the Plan and the Option Agreement as in effect on the date hereof, as much as such have not been revised and amended by reference in respect of specific provisions provided in this Section, provided however, any amendments to the Plan that impair the rights of the Executive shall require the mutual prior written consent of the Company and the Executive. In the event of contradiction between this Agreement, the Plan, and the Option Agreement, the terms of this Agreement shall govern.

3)    MUTUAL RELEASE OF CLAIMS

      a) In exchange for the actual receipt by Executive of all the amounts and benefits described in Section 2, the sufficiency of which is hereby acknowledged, the Executive, on behalf of herself and her representatives, dependents, heirs, executors, administrators and assigns (hereinafter collectively referred to as "Executive"), hereby expressly, absolutely, and unconditionally waives, releases, remises, acquits and forever discharges, indemnifies and holds harmless the Company and its divisions, subsidiaries, affiliates, parents, related entities, officers, directors, employees, stockholders, attorneys and/or agents, predecessors, successors and assigns, all both individually, in their capacities acting on behalf of the Company and their official capacities (hereinafter collectively referred to as "Company Releasees"), from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, contracts, torts, debts, damages, controversies, judgments, rights and demands ("Claims"), whether existing or contingent, known or unknown, suspected or unsuspected, which arise out of or are related to Executive's employment or termination from employment with the Company. As used in this
            Section 3, Claims include, but are not limited to, claims based on the Employment Agreement, fraud, stock fraud, defamation, wrongful termination, negligent misrepresentation, intentional misrepresentation, breach of contract, express or implied, estoppel, equity, tort, retaliation, discrimination, intellectual property, personal injury, spoliation of evidence, emotional distress, public policy, wage and hour laws, statute or common law, claims for severance pay, claims related to stock options or stock, claims for attorneys' fees, vacation pay, debts, accounts, compensatory damages, punitive or exemplary damages, and liquidated damages. This release is intended by Executive to be all encompassing and to act as a full and total release of any and all Claims, whether specifically enumerated herein or not, that Executive may have or have had against the Company Releasees arising from conduct occurring up to and including the date of this Agreement, including, but not limited to, (i) any claims arising out of or related to any applicable law, including, without limitation, law, regulation, ordinance, or rule prohibiting discrimination on account of race, color, sex, age, religion, sexual orientation, disability or national origin, marital status, pregnancy, national origin, ancestry, mental or physical handicap or disability, alienage, genetic predisposition or carrier status, whistleblower status, including but not limited to, the New York Human Rights Law, N.Y. Exec. Law, Art. 15, ss. 290 et seq., and the New York Rights of Persons With A Disability Law, N.Y. Civil Rts. Law, Art. 4-B et seq., all as amended; the New York Equal Rights Law, as amended; the New York City Administrative Code, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964 as amended, the Americans with Disabilities Act, the Family and Medical Leave Act or the Executive Retirement Income Security Act (except for rights that cannot be waived by law); the applicable laws relating to workers compensation, family and medical leave, or any other applicable human rights or employment law or any other applicable law, regulation, rule or ordinance; and (ii) the Company's stock. Anything herein to the contrary notwithstanding in this Agreement, nothing herein shall release any of the Company Releasees from (i) any right or claim based on any right that Executive has to enforce this Agreement, (ii) any right or claim for unemployment payment; (iii) any right or claim based on events occurring after the Effective Date, or (iv) any right that Executive has under the Plan with respect to the Stock Options that are vested pursuant to Section 2. The Executive represents and warrants to the Company that she is not aware of any claims she may have under the Plan with respect to the Stock Options that are vested pursuant to
            Section 2.

      b) Executive further agrees to release and discharge the Company Releasees from any and all claims that might be made by any other person or organization on the Executive's behalf and Executive specifically waives any right to become, and promises not to become, a member of any class in a case in which a claim or claims against the Company are made involving any matters subject to release pursuant to Section 3.

      c) As a terminating employee who chooses to accept the terms of this Agreement and a Company accepting the terms hereof, each Party e represents and warrants to the other that it does not presently have on file and further represents and warrants that it will never file a lawsuit asserting any Claim against the other Released Parties (as defined below), that arises from or is related to any claim that is within the scope of the release in Section 3 against any of the other Released Parties in or with any administrative, state or governmental entity, agency, authority board or court, or before any other tribunal or panel or arbitrators, public or private. Either Party's failure to comply with this provision shall constitute a breach of the Agreement. Each Party also agrees that, except as is required by applicable law, it will not assist or cooperate with any third party with any claims, lawsuits or causes of action against the other Released Parties relating to events or matters occurring prior to the date hereof.

      d) Each of Brainstorm Ltd. and Brainstorm Inc., jointly and severally, on their behalf and their divisions, subsidiaries, parents, officers, and directors solely in their capacities as acting on behalf of the Company, (hereinafter collectively referred to as the "Company"), hereby expressly, absolutely, and unconditionally waives, releases, remises, acquits and forever discharges, indemnifies and holds harmless the Executive, as defined in this
            Section 3, and any company under her control and its employees and directors (hereinafter collectively referred to as "Executive Releasees"), from any and all Claims, whether existing or contingent, known or unknown, suspected or unsuspected, which arise out of or are related to Executive's employment or termination from employment with the Company. As used in this paragraph, Claims include, but are not limited to, claims based on the performance of Executive's duties in her capacities in the Company. This release is intended by the Company to be all encompassing and to act as a full and total release of any and all Claims, whether specifically enumerated herein or not, that the Company may have or have had against the Executive Releasees arising from conduct occurring up to and including the date of this Agreement, including, but not limited to, (i) any claims arising out of or related to any applicable law; and (ii) the Company's stock. Anything herein to the contrary notwithstanding in this Agreement, nothing herein shall release any of the Executive Releasees from (i) any right or claim based on any right that the Company has to enforce this Agreement, (ii) any right or claim based on events occurring after the Effective Date.

      The Company Releasees and the Executive Releasees shall be collectively referred to as the "Released Parties"

4) ACCORD AND SATISFACTION. The actual receipt by the Executive of all the amounts and benefits set forth above in Section 2 shall be complete and unconditional payment, settlement, accord and/or satisfaction with respect to all obligations and liabilities of the Company Releasees to Executive, including, without limitation, all claims for wages, salary, vacation pay, medical leave, draws, incentive pay, bonuses, recuperation pay, stock and stock options, commissions, severance pay, reimbursement of expenses, any and all other forms of compensation or benefits, attorney's fees, or other costs or sums.

5)    RECEIPT OF WAGES AND OTHER  COMPENSATION.  Except as otherwise provided in
      Section 2, Executive acknowledges and agrees that, prior to her execution of this Agreement, she has received payment for all wages, salary, accrued vacation, and all other compensation owed to Executive by the Company.

6) COMPANY PROPERTY/PROPRIETARY INFORMATION. Executive undertakes to continue to abide by her non-compete, non-solicitation, ownership and protection of intellectual property, and proprietary information undertakings set forth in Sections 7 and 8 of the Employment Agreement (the "Undertakings"), the terms of which are incorporated herein by reference and a copy of which is attached hereto as Appendix C. Executive agrees and acknowledges that she has assigned to the Company all her right, title and interest in and to all developments relating to the business, technology, products, and/or services of the Company and all related patents, patent applications, copyrights and copyright applications to the maximum extent permitted by law. Executive agrees to cooperate fully with the Company, including after her employment with the Company, at the Company's sole expense, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States, Israel and other countries) relating to such developments. Executive shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may reasonably deem necessary or desirable in order to protect its rights and interests in any development. Executive agrees that on or before the Termination Date she will return to the Company all Company property and materials (whether such materials are originals or copies, in electronic form or otherwise), other than one copy retained for archival purposes, including but not limited to, (if applicable) Company car, Company credit cards, manuals, building keys and passes, courtesy parking passes, diskettes, intangible information stored on diskettes, software programs and data compiled with the use of those programs, software passwords or codes, tangible copies of trade secrets and confidential information, sales forecasts, names and addresses of Company customers and potential customers, customer lists, customer contacts, sales information, sales forecasts, memoranda, sales brochures, business or marketing plans, reports, projections, and any and all other information or property previously or currently held or used by Executive that is or was related to Executive's employment with the Company ("Company Property"). Executive agrees that in the event that Executive discovers any other Company Property in her possession after the Termination Date of this Agreement she will immediately return such materials to the Company.

7) NON-ADMISSION OF LIABILITY. Each Party understands and agrees that the release and accord and satisfaction set forth in Sections 3 and 4 constitute a final compromise of the claims released thereby, and is not an admission by any Released Party that any such claims exist and/or of liability by any Released Party with respect to such claims. It is expressly understood and agreed that nothing contained in this Agreement nor any of its terms and provisions, nor any of the negotiations or proceedings connected with it constitutes, will be construed to constitute, will be offered in evidence as, received in evidence as and/or deemed to be evidence of an admission of liability or any wrongdoing on the part of any and/or all of the Released Parties. The release and the accord and satisfaction in Sections 3 and 4 are, however, and may be asserted by any one or more of the Released Parties as an absolute and final bar to any suit or proceeding brought by a Party against any one or more of the Released Parties; provided, however, that nothing contained in this Agreement shall be construed to prevent an action for breach of this Agreement itself.


8) OWNERSHIP OF CLAIMS. Each Party represents and warrants that it is the sole and lawful owner of all rights, title and interest in and to all released matters, claims and demands referred to herein. The Parties further represent and warrant that there has been no assignment or other transfer of any interest in any matters, rights, interests, claims or demands released herein.

9) CONFIDENTIALITY. Until and unless this Agreement and/or its contents is publicly disclosed by the Company, Executive understands and agrees that this Agreement, its substance, terms and the matters discussed in negotiating its terms, are entirely confidential. It is therefore expressly understood and agreed that, until such time as the Company publicly discloses this Agreement, Executive will not reveal, discuss, publish or in any way communicate any of the terms, amount or fact of this Agreement to any person, organization or other entity, with the exception of disclosure (i) to her immediate family members and professional representatives (including financial, tax and legal), (ii) to any prospective employer, but only to the extent necessary to inform such employer of the Undertakings regarding Executive's ability to perform services for such employer; (iii) required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction or authority to order or require such person to disclose or make accessible such information or
      (iv) with respect to any litigation, arbitration or mediation involving this Agreement. Executive further agrees not to make disparaging, critical or otherwise detrimental comments to any person or entity concerning the Company, its officers, directors or employees; the products, services or programs provided or to be provided by the Company; the business affairs, operation, management or the financial condition of the Company; or the circumstances surrounding her employment and/or termination of employment from the Company. The Company agrees that the Company and its officers and directors will not make any disparaging, critical or otherwise detrimental comments to any person or entity concerning the Executive personally or professionally nor the circumstances surrounding her employment and/or termination of employment from the Company. Nothing in this Section 9 shall prevent any person from (i) making any truthful statement to the extent (x) necessary in connection with any litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement or (y) required by law or by any court, arbitrator, mediator or administrative or legislative body (including a committee thereof) with apparent jurisdiction or authority to order or require such person to disclose or make accessible such information.

10) INDEMNIFICATION; REMEDIES. Executive agrees to indemnify and hold the Company Releasees harmless from and against any and all loss, cost, damage, or expense, including, but not limited to, reasonable attorneys' fees, incurred by the Company arising out of any action at law, or any other proceeding, it finds necessary to enforce any of the terms, covenants or conditions of this Agreement or any other agreement between Executive and the Company as set forth in Section 16.

      The Company agrees to indemnify and hold the Executive Releasees harmless from and against any and all loss, cost, damage, or expense, including, but not limited to, reasonable attorneys' fees, incurred by the Executive, as defined in Section 3, arising out of any action at law, or any other proceeding, it finds necessary to enforce any of the terms, covenants or conditions of this Agreement or any other agreement between Executive and the Company as set forth in Section 16.

      In the event of a breach of this Agreement, then the non-defaulting party may seek restitution and/or offset to the extent permitted by law and this Agreement in all other respects, including, but not limited to the Release provisions set forth in Section 3, shall remain in full force and effect. Also, in the event of a breach or threatened breach of this Agreement by either Party, the Released Parties shall be able to enforce this Agreement by seeking an injunction and such other relief as may be available at law or in equity; provided, however, that the parties expressly acknowledge that the non defaulting party may cancel its Release set forth in Section 3 and seek enforcement of the rights and obligations under the Employment Agreement. The Parties expressly acknowledge and agree that in the event of a breach of Section 3 hereunder by Executive, then in addition to the above, the Company may also immediately cease making the payments described in Section 2 and this Agreement in all other respects, including, but not limited to the Release provisions set forth in Section 3, shall remain and full force and effect.

11) TAX OBLIGATIONS. It is understood and agreed that Executive is solely liable for all tax obligations, if any, with respect to the settlement payments provided for in Section 2, and that such may be withheld by the Company prior to any payment thereof. Failure to withhold any payment due from Executive shall subject the Executive to payment thereof when due, and/or the Executive shall indemnify the Company for any cost, expense, or interest, that the Company incurs in connection with a demand for payment thereof by a regulatory authority.

12) GOVERNING LAW AND JURISDICTION. This Agreement, in respect of all matters, which relate to the employment by Brainstorm Cell Therapeutics Ltd. or Brainstorm Cell Therapeutics Inc., shall be interpreted, enforced and governed in accordance with the laws of the State of Israel without reference to conflicts of law principles and sole jurisdiction shall be granted to the competent courts in Tel-Aviv.

13) SUCCESSORS AND ASSIGNS. Executive may not assign any of her rights or delegate any of her duties under this Agreement. The rights and obligations of the Company shall inure to the benefit of the Company's successors and assigns.

14) COSTS. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with the Agreement.

15) CONSULTATION WITH COUNSEL. Executive acknowledges that she has been advised to consult with legal counsel of her choice prior to execution and delivery of this Agreement.

16) INTEGRATION. This Agreement constitutes an integrated, written contract, expressing the sole and entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all other agreements or understandings, whether oral or written, except the Undertakings,
      Section 5h of the Employment Agreement and the Option Agreement (as applicable), each of which shall remain in full force and effect in accordance with their respective terms. In this regard, Executive represents and warrants that she is not relying on any promises or representations, which do not appear written herein. Executive further understands and agrees that this Agreement can be amended or modified only by a written agreement, signed by all of the Parties hereto. In the event of any inconsistency between the terms of this Agreement and the terms of any other Company agreement, plan, policy or program, including, without limitation, any Executive manual or code of conduct, the terms of this Agreement shall prevail. In the event there is a direct conflict between the terms of this Agreement and the Undertakings, the terms of this Agreement shall prevail.

17) COMPANY'S REPRESENTATIONS AND UNDERTAKINGS. The Company represents and warrants that this Agreement has been fully and validly authorized by all necessary corporate action. The Company undertakes to continue to abide by its undertaking to obtain Directors and Officers' Liability Insurance with coverage that is sufficient to cover Executive's activities as per her Employment Agreement and shall provide the Executive with a written undertaking of the Company to indemnify and release the Executive to the full extent possible in accordance with the Israeli Companies Law 5759-1999 and the applicable Law of the State of Washington, USA. The Company undertakes to maintain the said insurance and pay all premiums thereof during a period of 5 years from the date hereof; provided, however, that the Parties expressly acknowledge and agree that the Company shall be entitled to cancel the said insurance prior to the end of the aforementioned period in the event that the Company is declared insolvent and/or bankrupt and is forced to cease its operations, or in the event that that the Company is unable to renew the policy due to an unavailability of the said insurance under reasonable market conditions ("Cancellation Period"). However, the Parties acknowledge and agree that during such Cancellation Period the Company shall indemnify the Executive to the full extent possible in accordance with the Israeli Companies Law 5759-1999 and the applicable law of the State of Washington, USA.

18) COUNTERPARTS. This Agreement may be executed in separate counterparts and by facsimile, and each such counterpart shall be deemed an original with the same effect as if all Parties had signed the same document.

19) HEADINGS. The headings in each paragraph herein are for convenience of reference only and shall be of no legal effect in the interpretation of the terms hereof.

20) SEVERABILITY AND WAIVER. If any provision of this Agreement, or part thereof, is held to be invalid, void, or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement unless expressly so indicated otherwise. The language of all parts of this Agreement shall in all cases be construed according to its fair meaning and not strictly for or against either of the Parties.

21) VOLUNTARY AGREEMENT. EXECUTIVE UNDERSTANDS AND AGREES THAT SHE MAY BE WAIVING SIGNIFICANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT, AND REPRESENTS THAT SHE HAS ENTERED INTO THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, WITHOUT ANY DURESS OR UNDUE INFLUENCE WITH THE FULL INTENT OR RELEASING ALL CLAIMS AGAINST THE FULL COMPLIANCE OF THE COMPANY'S UNDERTAKINGS HEREUNDER. EXECUTIVE ACKNOWLEDGES THAT SHE HAS READ THIS AGREEMENT, SHE HAS BEEN REPRESENTED IN THE NEGOTIATION, AND EXECUTION OF THIS RELEASE BY LEGAL COUNSEL OF HER OWN CHOICE, AND SHE UNDERSTANDS THE PROVISIONS AND LEGAL CONSEQUENCES OF THIS AGREEMENT.SHE FURTHER ACKNOWLEDGES THAT SHE DOES NOT RELY ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY THE COMPANY OR ITS REPRESENTATIVES WITH THE EXCEPTION OF THE CONSIDERATION DESCRIBED IN THIS AGREEMENT.

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the dates provided below.



                                    BRAINSTORM CELL THERAPEUTICS INC.

                                    BRAINSTORM CELL THERAPEUTICS LTD.

                                    By: /s/ Yoram Drucker
                                        ----------------------------------------
                                    Its: PRINCIPAL EXECUTIVE OFFICER


                                    DR. YAFFA BECK

                                    /s/ Yaffa Beck
                                    --------------------------------------------

Appendix A

As agreed, the total amount Executive will receive is $74,000 minus employer cost since November 10

Yaffa Beck-Employer cost November 10, 2005 - January 31, 2006

Exch. Rate                 USD          NIS             NIS            Month
-------------------      -------      -------      -----------      ------------
              4.633        6,640       30,961           46,442           11.2005
-------------------      -------      -------      -----------      ------------
              4.603       10,089       46,441                            12.2005
-------------------      -------      -------      -----------      ------------
              4.69         9,916       46,508                             1.2006
-------------------      -------      -------      -----------      ------------
                          26,645      123,910
                         =======      =======

                                                              $
         Amount executive should get                      74,000

           Deduction: Employer cost                      -26,645

         Total Payment                                    47,355

                                   Appendix C

                            Executive's Undertakings

7.    Competitive Activity

      During the term of this Agreement and for a period of twelve (12) months from the Termination Date of this Agreement, the Executive will not directly or indirectly:

      (i) Carry on or hold an interest in any company, venture, entity or other business (other than a minority interest in a publicly traded company) which directly competes with the Technology;

      (ii) Act as a consultant or executive or officer or in any managerial capacity in a business directly competing with the Technology;

      (iii) Solicit, canvass or approach or endeavor to solicit, canvass or approach any person who, to her knowledge, was provided with services by the Company or its subsidiaries at any time during the twelve (12) months immediately prior to the Termination Date, for the purpose of offering restricted services or products which directly compete with the Technology; or

      (iv) Employ, solicit or entice away or endeavor to solicit or entice away from the Company or its subsidiaries any time during the twelve (12) months immediately prior to the Termination Date with a view to inducing that person to leave such employment and to act for another employer in the same or a similar capacity.

8.    Ownership  and  Protection  of  Intellectual   Property  and  Confidential
      Information

      (a) All information, ideas, concepts, improvements, discoveries, and inventions, whether patentable or not, which are conceived, made, developed or acquired by Executive, individually or in conjunction with others, during Executive's employment by Company, which directly relate to the Company's business, Technology, products or services and all writings or materials of any type embodying any of such items, shall be the sole and exclusive property of the Company.

      (b) Executive acknowledges that the business of the Company and its affiliates are highly competitive and that their strategies, methods, books, records, and documents, their technical information concerning their Technology, products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning their customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which Company uses in its business to obtain a competitive advantage over its competitors (the "Confidential Information"). Executive further acknowledges that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to Company in maintaining its competitive position. Executive hereby agrees that Executive will not, at any time during or after her employment by Company, make any unauthorized disclosure of any Confidential Information fo Company, or make any use thereof, except in the carrying out of her employment responsibilities hereunder. Confidential Information shall not include (i) information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder) or (ii) information which was lawfully in the possession of the Executive prior to the Executive's employment by Company. The above not withstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial or other legal proceeding in which Executive's legal rights and obligations as an Executive under this Agreement are at issue; provided, however, that Executive shall, to the extent practicable and lawful in any such events, give prior notice to Company of her intent to disclose any such confidential business information in such context so as to allow Company an opportunity (which Executive will not oppose) to obtain such protective orders or similar relief with respect thereto as it may deem appropriate.

      (c)   All written  materials,  records,  and other  documents  made by, or coming into the possession of, Executive during the period of Executive's employment by Company which contain or disclose
            Confidential Information of Company or its affiliates shall be and remain property of Company or its affiliates, as the case may be. Upon termination of Executive's employment by Company, for any reason, Executive promptly shall deliver the same, and all copies thereof, to Company.